UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2013

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, MarineMax, Inc. and its subsidiaries (collectively, the "Company") entered into an amendment to its Inventory Financing Agreement (the "Credit Facility"), originally entered into on June 24, 2010, as subsequently amended, with GE Capital Commercial Distribution Finance Company. The June 28, 2013 amendment, among other things, added additional lenders and modified the amount of borrowing availability, interest rate, and maturity date of the Credit Facility.

The amendment added two additional lenders, M&T Bank and Bank of the West, and provides a floor plan financing commitment of up to $205 million, an increase from the previous limit of $150 million. The amended Credit Facility has a three-year term, expiring on June 28, 2016, subject to extension for two one-year periods, with lender approval. The interest rate for amounts outstanding under the amended Credit Facility was reduced from 383 basis points to 355 basis points above the one month London Inter-Bank Offering Rate. The unused line fee of ten basis points remains unchanged.

Advances under the amended Credit Facility are initiated by the acquisition of eligible new and used inventory or are re-advances against eligible new and used inventory that have been partially paid-off. Advances on new inventory mature 1,081 days from the original invoice date. Advances on used inventory mature 361 days from the date the Company acquires the used inventory. Each advance is subject to a curtailment schedule, which requires that the Company pay down the balance of each advance on a periodic basis starting after six months. The curtailment schedule varies based on the type of inventory and the value of the inventory.

The collateral for the amended Credit Facility is all of the Company’s personal property with certain limited exceptions. None of the Company’s real estate has been pledged as collateral for the amended Credit Facility.

On July 3, 2013, the Company issued a press release announcing the amendment to the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated July 3, 2013, entitled "MarineMax Expands Its Financing Capacity."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

July 3, 2013	By:	/s/ Kurt M. Frahn

Name: Kurt M. Frahn
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated July 3, 3013, entitled “MarineMax Expands Its Financing Capacity.”